Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of September 18, 2025, is entered into by and among WaterBridge Infrastructure LLC, a Delaware limited liability company (the “Company”), WBR Holdings LLC, a Delaware limited liability company (“WBR Holdings”), NDB Holdings LLC, a Delaware limited liability company (“NDB Holdings”), Desert Environmental Holdings LLC, a Delaware limited liability company (together with WBR Holdings and NDB Holdings, the “Five Point Members”), Devon WB Holdco L.L.C., a Delaware limited liability company (“Devon” and together with the Five Point Members, the “Investor Holders”), Elda River Infrastructure WB LLC, a Delaware limited liability company (“Elda River”), and Ashburton Investment Pte. Ltd., a Singapore private limited company (“GIC” and, together with the Investor Holders and Elda River, the “Initial Holders”). The Company and the Initial Holders are referred to herein collectively as the “Parties” and each individually as a “Party.”

WHEREAS, the Investor Holders, Elda River, certain other parties thereto and the Company have entered into that certain Contribution and Corporate Reorganization Agreement, dated as of September 8, 2025 (the “Contribution Agreement”), pursuant to which (a) the Investor Holders and Elda River received, as consideration for the transactions contemplated by the Contribution Agreement, units representing limited liability company interests in WBI Operating LLC, a Delaware limited liability company (“OpCo Units”), and Class B shares representing limited liability company interests in the Company (“Class B Shares”), and (b) WBR Holdings and GIC received Class A shares representing limited liability company interests in the Company (“Class A Shares,” and together with the Class B Shares, the “Common Shares”); and

WHEREAS, in connection with, and effective upon, the completion of the underwritten initial public offering of Class A Shares (the “IPO”), the Initial Holders have requested, and the Company has agreed to provide, certain registration rights with respect to the Registrable Securities (as herein after defined) as set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the Parties hereby agree as follows:

1.
Definitions. As used in this Agreement, the following terms have the meanings indicated:
“Affiliate” means, with respect to any specified Person, a Person that, directly or indirectly, Controls or is Controlled by, or is under common Control with, such specified Person.
“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.
“Board” means the board of directors of the Company.
“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any other day on which banking institutions in the State of Texas or the State of New York are authorized or required to be closed by law or governmental action.
“Commission” means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.
“Company Securities” means any equity interest of any class or series in the Company.

“Controls,” “Controlled by” and “under common Control with” mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“FINRA” means the Financial Industry Regulatory Authority.
“Holder” means (a) each Initial Holder, unless and until such Initial Holder ceases to hold any Registrable Securities; and (b) any holder of Registrable Securities to whom registration rights conferred by this Agreement have been transferred in compliance with Section 8(e) hereof; provided, that any Person referenced in clause (b) of this definition shall be a Holder only if such Person agrees to execute a Joinder as set forth in Section 8(e).
“Initiating Holder” means the Holder delivering the Demand Notice or the Underwritten Offering Notice, as applicable.
“Lock‑Up Period” has the meaning set forth in the underwriting agreement entered into by the Company in connection with the IPO.
“Material Adverse Change” means (a) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over‑the‑counter market in the United States; (b) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; (c) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a change in national or international financial, political or economic conditions; or (d) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Company and its subsidiaries taken as a whole.
“Offering” means any Requested Secondary Offering or Underwritten Piggyback Offering.
“Person” means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited partnership, limited liability company, joint stock company, estate, trust, government (or an agency or subdivision thereof) or other entity of any kind.
“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or, to the knowledge of the Company, threatened.
“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such Prospectus, including post‑effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the Shares; provided that Registrable Securities shall not include: (a) any Shares that have been registered under the Securities Act and disposed of pursuant to an effective Registration Statement or otherwise transferred to a Person who is not entitled to the registration rights and other rights hereunder; (b) any Shares that have been sold or transferred by the Holder thereof pursuant to Rule 144 (or any similar exemption then in force under applicable law), as a result of which the legend on any certificate or book‑entry notation, as the case may be, representing such Registrable Security restricting transfer of such Registrable Security has been removed; (c) any Shares that are eligible for resale without restriction (including any limitation thereunder on volume or manner of sale) and without the need for current public information pursuant to any provision of Rule 144 (or any similar provision then in effect) under the Securities Act, unless such Shares are held by a Holder that beneficially owns Shares representing 2.5% or more of the aggregate voting power of the Company’s Common Shares eligible to vote in the election of directors of the Company; and (d) any Shares that cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).
“Registration Statement” means a registration statement of the Company in the form required to register under the Securities Act and other applicable law for the resale of the Registrable Securities in accordance with the intended plan of distribution of each Holder included therein, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre‑and post‑effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act.
“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act.
“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act.
“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act.
“Rule 430A” means Rule 430A promulgated by the Commission pursuant to the Securities Act.
“Rule 430B” means Rule 430B promulgated by the Commission pursuant to the Securities Act.
“Rule 430C” means Rule 430C promulgated by the Commission pursuant to the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended.
“Selling Expenses” means all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder in connection with such sale (except as set forth in Section 5).
“Shares” means the Class A Shares held by the Holders as of the date hereof and any Class A Shares hereafter acquired, including any Class A Shares issued or issuable upon the redemption of OpCo Units (along with the cancellation of a corresponding number of Class B Shares) held by the Holders as of the date hereof and any such OpCo Units hereafter acquired, and any other equity interests of the Company or equity interests in any successor of the Company issued in respect of such shares by reason of or in connection with any share dividend, share split, combination, reorganization, recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of the Company. For purposes of this Agreement, a Person shall be deemed to be a holder of Shares and such Shares shall be deemed to be in existence whenever such Person has the right to acquire such Shares (upon conversion, exchange or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right other than vesting), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Shares.
“Shelf Registration Statement” means a Registration Statement filed with the Commission on Form S‑3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) or, if the Company is not then eligible to file on Form S‑3, on Form S‑1 or any other appropriate form under the Securities Act, or any successor rule that may be adopted by the Commission, and all amendments and supplements to such Registration Statement (including post‑effective amendments), covering the Registrable Securities, as applicable.
“Subsequent Shelf Registration Statement” means a new shelf registration statement filed in the event the Shelf Registration Statement ceases to be effective while Registrable Securities are still outstanding.
“Trading Market” means the principal national securities exchange on which Registrable Securities are listed.
“Underwritten Offering” means an underwritten offering of Class A Shares for cash (whether a Requested Underwritten Offering or in connection with a public offering of Class A Shares by the Company, shareholders or both), excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S‑4 or Form S‑8 or an offering on any registration statement form that does not permit secondary sales.
“VWAP” means, as of a specified date and in respect of Registrable Securities, the volume weighted average price for such security on the Trading Market for the five trading days immediately preceding, but excluding, such date.
“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

Unless the context requires otherwise: (a) references to Sections refer to sections of this Agreement; (b) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (c) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (e) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (f) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (g) references to any Person include such Person’s successors and permitted assigns; and (h) references to “days” and “months” are to calendar days and calendar months, unless otherwise indicated.

2.
Registration.
(a)
Shelf Registration.
(i)
No later than ten Business Days following the earlier of (i) the date on which the Company files its first Annual Report on Form 10-K following the IPO (or, if later, the date that is 60 days prior to the expiration of the Lock-Up Period) and (ii) the expiration of the Lock‑Up Period, the Company shall prepare and file (which may, in the Company’s sole discretion, be a confidential submission) with the Commission a Shelf Registration Statement covering the resale of, at the election of the Holders, all or a portion of the Registrable Securities (determined at least ten Business Days prior to such filing by delivery of written notice to the Company by the Holder) on a delayed or continuous basis (a “Shelf Registration”) and shall use commercially reasonable efforts to have such Shelf Registration Statement declared effective as soon as reasonably practicable after the filing thereof, but no later than five Business Days after the date the Company is notified by the Commission that the Shelf Registration Statement will not be “reviewed” or will not be subject to further review. Notwithstanding the foregoing, the Shelf Registration Statement shall be an Automatic Shelf Registration Statement if the Company is a WKSI and otherwise eligible to use such Automatic Shelf Registration Statement. Such Shelf Registration Statement shall provide for the resale of the Registrable Securities included therein pursuant to the intended timing and method of disposition requested by any Holder named therein by written notice delivered to the Company at least five Business Days prior to the filing of such Shelf Registration Statement. The Company shall use commercially reasonable efforts to maintain a Shelf Registration Statement in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post‑effective amendments, and supplements as may be necessary to keep a Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in material compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities (the period during which the Company is required to use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective under the Securities Act in accordance with this clause (i), the “Shelf Period”). In the event the Company files a Shelf Registration Statement on Form S‑1, the Company shall use its commercially reasonable efforts to convert the Shelf Registration Statement on Form S‑1 (and any Subsequent Shelf Registration Statement) to a Shelf Registration Statement on Form S‑3 as soon as reasonably practicable after the Company is eligible to use Form S‑3. Notwithstanding anything in this Section 2(a)(i) to the contrary, the Company’s obligations under this Section 2(a)(i) shall, for the avoidance of doubt, be subject to Section 8(b).
(ii)
If any Shelf Registration Statement ceases or, to the Company’s knowledge, will cease to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act or file a Subsequent Shelf Registration Statement registering the resale of, at the election of the Holders, all or a portion of the Registrable Securities (determined at least three Business Days prior to such filing by delivery of written notice to the Company by the Holder), in each case using its commercially reasonable efforts to prevent any period in which the Registrable Securities would not be registered for offer and sale pursuant to a Shelf Registration Statement, and pursuant to the intended timing and method of disposition requested by any Holder named therein by written notice delivered to the Company at least three Business Days prior to the filing of such Shelf Registration Statement. If a Subsequent Shelf Registration Statement (which shall be an Automatic Shelf Registration Statement if the Company is a WKSI and otherwise eligible to use such Automatic Shelf Registration Statement and shall be on Form S-3 if the Company is otherwise eligible to use such form) is filed, the Company shall use its commercially reasonable efforts to (i) if such Shelf Registration Statement is not an Automatic Shelf Registration Statement, cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof, and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Notwithstanding anything in this Section 2(a)(ii) to the contrary, the Company’s obligation under this Section 2(a)(ii) shall, for the avoidance of doubt, be subject to Section 8(b).
(b)
Demand Registration.
(i)
If (i) a Shelf Registration Statement has not been filed in accordance with Section 2(a) registering the offer and sale of such Registrable Securities as required in accordance with Section 2(a) or (ii) following the effectiveness of the Shelf Registration Statement contemplated by Section 2(a), the Company thereafter ceases to have an effective Shelf Registration Statement registering the offer and sale of all Registrable Securities during the Shelf Period (other than during any Suspension Period), subject to the terms and conditions of this Agreement, at any time after the expiration of the Lock‑Up Period, any Investor Holder shall have the option and right, exercisable by delivering a written notice to the Company (a “Demand Notice”), to require the Company to, pursuant to the terms of and subject to the limitations contained in this Agreement, prepare and file with the Commission a Registration Statement registering the offering and sale of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice, which may include sales on a delayed or continuous basis pursuant to Rule 415 on a Shelf Registration Statement (a “Demand Registration”). The Demand Notice must set forth the number of Registrable Securities that the Initiating Holder intends to include in such Demand Registration and the intended timing and method of disposition thereof. Notwithstanding anything to the contrary herein, in no event shall the Company be required to effectuate a Demand Registration unless the Registrable Securities of the Holders to be included therein after compliance with Section 2(b)(ii) (A) represent at least 5% of the total outstanding Common Shares or (B) have an aggregate value of at least $50 million based on the VWAP (the “Minimum Amount”) as of the date of the Demand Notice.
(ii)
Within five Business Days (or if the Registration Statement will be a Shelf Registration Statement, within three Business Days) after the receipt of the Demand Notice, the Company shall give written notice of such Demand Notice to all Holders and, within 30 days after receipt of the Demand Notice (except if the Company is not then eligible to register for offer and resale the Registrable Securities on Form S‑3, in which case, within 90 days thereof), shall, subject to the limitations of this Section 2(b), file a Registration Statement in accordance with the terms and conditions of, and the intended timing and method of disposition described in, the Demand Notice, which Registration Statement shall cover all of the Registrable Securities that the Holders shall in writing request to be included in the Demand Registration (such request to be given to the Company within three Business Days after receipt of notice of the applicable Demand Notice given by the Company pursuant to this Section 2(b)(ii)). Each Holder agrees that such Holder shall treat as confidential the receipt of the notice of such Demand Notice, and shall not disclose or use the information contained in such notice without the prior written consent of the Company or until such time as the information contained therein is or becomes available to the public generally other than as a result of disclosure by the Holder in breach of the terms of this Agreement. The Company shall use commercially reasonable efforts to cause such Registration Statement to become, as soon as reasonably practicable after the filing thereof (but no later than five Business Days after the date the Company is notified by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review), and remain continuously, effective under the Securities Act until the earlier of (A) 180 days (or the expiration of the Shelf Period if a Shelf Registration Statement is requested) after the Effective Date of such Registration Statement or (B) the date on which all Registrable Securities covered by such Registration Statement have been sold or otherwise disposed of or such Shares are no longer Registrable Securities (the “Effectiveness Period”); provided that such period shall be extended for a period of time equal to the period the Holders refrain from selling any securities included in such Registration Statement at the request of an underwriter of the Company or the Company pursuant to this Agreement.

(iii)
Subject to the other limitations contained in this Agreement, the Company is not obligated hereunder to effect (A) a Demand Registration within 60 days after the closing of any Requested Underwritten Offering, or (B) a subsequent Demand Registration pursuant to a Demand Notice if a Registration Statement covering all of the Registrable Securities held by the Initiating Holder shall have become and remains effective under the Securities Act and is sufficient to permit offers and sales of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice in accordance with the intended timing and method of disposition thereof specified in the Demand Notice. No Demand Registration shall be deemed to have occurred for purposes of this Section 2(b)(iii) if the Registration Statement relating thereto does not become effective or is not maintained effective for its entire Effectiveness Period, in which case the Initiating Holder shall be entitled to an additional Demand Registration in lieu thereof. Further, a Demand Registration shall not constitute a Demand Registration of the Initiating Holder for purposes of this Section 2(b)(iii) if, as a result of Section 2(b)(v), there is included in the Demand Registration less than the lesser of (x) Registrable Securities of the Initiating Holder having a VWAP measured on the Effective Date of the applicable Registration Statement of $50 million and (y) two-thirds of the number of Registrable Securities the Initiating Holder set forth in the applicable Demand Notice.
(iv)
A Holder may withdraw all or any portion of its Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the applicable Registration Statement by delivering written notice to the Company setting forth the number of Registrable Securities that the Holder intends to withdraw from such Demand Registration. Upon receipt of written notice from the Initiating Holder that the Initiating Holder is withdrawing all of its Registrable Securities from the Demand Registration or written notice from a Holder to the effect that the Holder is withdrawing an amount of its Registrable Securities such that the remaining amount of Registrable Securities to be included in the Demand Registration is below the Minimum Amount, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement. Such registration nonetheless shall be deemed a Demand Registration with respect to the Initiating Holder for purposes of Section 2(b)(iii) unless (A) the Initiating Holder shall have paid or reimbursed the Company for its pro rata share of all reasonable and documented out‑of‑pocket fees and expenses (including the reasonable and documented fees and expenses of the Company’s counsel) incurred by the Company in connection with the withdrawn registration of such Registrable Securities (based on the number of securities the Initiating Holder sought to register, as compared to the total number of securities included in such Demand Registration) or (B) the withdrawal is made following the occurrence of a Material Adverse Change or the occurrence of a Suspension Period or Blackout Period.
(v)
The Company may include in any such Demand Registration other Company Securities for sale for its own account or for the account of any other Person, subject to Section 2(b)(v) and Section 2(e)(iii).
(vi)
In the case of a Demand Registration not being underwritten, if the applicable Initiating Holder advises the Company that in its reasonable opinion the aggregate number of securities requested to be included in such registration exceeds the number that can be included without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the Company shall include in such Demand Registration only that number of securities that, in the reasonable opinion of such Initiating Holder, will not have such adverse effect, with such number to be allocated as follows: (A) first, pro‑rata among all Holders (including the Initiating Holder) that have requested to participate in such Demand Registration based on the relative number of Registrable Securities then held by each such Holder, (B) second, if there remains availability for additional securities to be included in such Demand Registration, to the Company, and (C) third, if there remains availability for additional securities to be included in such Demand Registration following the allocation provided in clauses (A) and (B) above, to any other holders of Company Securities entitled to participate in such Demand Registration, if applicable, based on the relative number of Company Securities such holder is entitled to include in such Demand Registration.
(vii)
Subject to the limitations contained in this Agreement, the Company shall effect any Demand Registration on such appropriate registration form of the Commission (A) as shall be selected by the Company and (B) as shall permit the disposition of the Registrable Securities in accordance with the intended method of disposition as reasonably specified in the Demand Notice; provided that if the Company becomes, and is at the time of its receipt of a Demand Notice, a WKSI, the Demand Registration for any offering and selling of Registrable Securities shall be effected pursuant to an Automatic Shelf Registration Statement, which shall be on Form S‑3 (if available to the Company). If at any time a Registration Statement on Form S‑3 is effective and a Holder provides written notice to the Company that it intends to effect an offering of all or part of the Registrable Securities included on such Registration Statement, the Company shall amend or supplement such Registration Statement as may be necessary in order to enable such offering to take place.
(viii)
Without limiting Section 3, in connection with any Demand Registration pursuant to and in accordance with this Section 2(b), the Company shall (A) promptly prepare and file or cause to be prepared and filed (1) such additional forms, amendments, supplements, Prospectuses, certificates, letters, opinions and other documents as may be necessary or advisable to register or qualify the Registrable Securities subject to such Demand Registration, including under the securities laws of such jurisdictions as any Investor Holder shall reasonably request; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would become subject to general service of process or to taxation or qualification to do business in such jurisdiction solely as a result of such registration and (2) such forms, amendments, supplements, Prospectuses, certificates, letters, opinions and other documents as may be necessary to apply for listing or to list the Registrable Securities subject to such Demand Registration on the Trading Market and (B) do any and all other acts and things that may be reasonably necessary or appropriate or reasonably requested by the Holders to enable the Holders to consummate a public sale of such Registrable Securities in accordance with the intended timing and method of distribution thereof.
(ix)
In the event a Holder transfers Registrable Securities included on a Registration Statement and such Registrable Securities remain Registrable Securities following such transfer, at the request of such Holder, the Company shall amend or supplement such Registration Statement as may be necessary in order to enable the transferee of such Registrable Securities to offer and sell such Registrable Securities pursuant to such Registration Statement; provided that in no event shall the Company be required to file a post‑effective amendment to the Registration Statement unless (A) such Registration Statement includes only Registrable Securities held by the Holder, Affiliates of the Holder or transferees of the Holder or (B) the Company has received written consent therefor from each other Holder for whom Registrable Securities have been registered on (but not yet sold under) such Registration Statement, other than the Holder, Affiliates of the Holder or transferees of the Holder.
(c)
Requested Underwritten Offering. Any Investor Holder shall have the option and right, exercisable by delivering written notice to the Company and the other Investor Holders of its intention to distribute Registrable Securities by means of an Underwritten Offering (an “Underwritten Offering Notice”), to require the Company, pursuant to the terms of and subject to the limitations of this Agreement, including Section 2(b)(ii) and Section 2(b)(iii), to effectuate a distribution of any or all of its Registrable Securities by means of an Underwritten Offering pursuant to a new Demand Registration or pursuant to an effective Registration Statement covering such Registrable Securities (a “Requested Underwritten Offering”); provided that if the Requested Underwritten Offering is pursuant to a new Demand Registration, then the Registrable Securities of such Initiating Holder requested to be included in such Requested Underwritten Offering have an aggregate value at least equal to the Minimum Amount as of the date of such Underwritten Offering Notice, and if the Requested Underwritten Offering is pursuant to an effective Demand Registration, then the Registrable Securities of such Initiating Holder requested to be included in such Requested Underwritten Offering have an aggregate value at least equal to $50 million based on the VWAP as of the date of such Underwritten Offering Notice. The Underwritten Offering Notice must set forth the number of Registrable Securities that the Initiating Holder intends to include in such Requested Underwritten Offering and each other Initial Holder shall have the opportunity to participate in such Requested Underwritten Offering in accordance with the procedures set forth in Section 2(b)(ii) and Section 2(e). The Company shall propose three potential managing underwriters for such Requested Underwritten Offering (the “Proposed Underwriters”), and the Initiating Holder shall be entitled to designate the managing underwriter or managing underwriters from the list of Proposed Underwriters. The Initiating Holder, in connection with any other Initial Holder participating in such Underwritten Offering, shall determine with the Company the pricing of the Registrable Securities offered pursuant to any Requested Underwritten Offering and the applicable underwriting discounts and commissions and determine the timing of any such Requested Underwritten Offering. Notwithstanding the foregoing, the Company is not obligated to effect a Requested Underwritten Offering within 90 days after the closing of an Underwritten Offering. Any Requested Underwritten Offering (other than the first Requested Underwritten Offering made in respect of a prior Demand Registration or a Shelf Registration) shall constitute a Demand Registration of the Initiating Holder for purposes of Section 2(b)(iii) (it being understood that if requested concurrently with a Demand Registration then, together, such Demand Registration and Requested Underwritten Offering shall count as a single Demand Registration); provided that a Requested Underwritten Offering shall not constitute a Demand Registration of the Initiating Holder for purposes of Section 2(b)(iii) if, as a result of Section 2(e)(iii)(A), the Requested Underwritten Offering includes less than two‑thirds of the number of Registrable Securities of the Initiating Holder set forth in the applicable Underwritten Offering Notice. For the avoidance of doubt, in no event shall a Requested Underwritten Offering or Demand Registration relieve the Company of its obligations to effect a Shelf Registration under Section 2(a).
(d)
Block Trades and Other Coordinated Offerings. Notwithstanding anything contained in this Section 2, in the event a sale of Registrable Securities by an Investor Holder is (a) an underwritten transaction requiring the involvement of the Company but not involving (i) any “road show” or (ii) a lock‑up agreement of more than 45 days to which the Company is a party, and which is commonly known as a “block trade” (a “Block Trade”), or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal (an “Other Coordinated Offering” and, together with Requested Underwritten Offerings and Block Trades, “Requested Secondary Offerings”), then (A) the Initiating Holder, with respect to any Block Trade, (1) as soon as reasonably practicable, but in no event later than one Business Day prior to such transaction, shall give notice in writing (a “Block Trade Notice”) of such transaction to the Company and each other Initial Holder and (2) identify the potential underwriter in such Block Trade Notice with contact information for such underwriter; and (B) the Company shall cooperate with such Initiating Holder to the extent it is reasonably able to do so and shall not be required to give notice thereof to other Holders or permit their participation therein; provided that each other Initial Holder shall be given a reasonable opportunity to participate in any such Block Trade pursuant to a Registration Statement so long as such Initial Holder delivers written notice to the Initiating Holder and the Company, no later than 24 hours following such Initial Holder’s receipt of the Block Trade Notice, of such Initial Holder’s desire to participate in such Block Trade; provided further that such Initial Holder’s participation in such Block Trade will be limited to its pro rata portion of the Registrable Securities included in such Block Trade as determined pursuant to Section 2(e)(iii) and the Initiating Holder shall have the sole right to determine the pricing of the Block Trade and the applicable underwriting discounts and commissions and determine the timing of any such Block Trade. For the avoidance of doubt, neither a Block Trade nor an Other Coordinated Offering shall constitute a Requested Underwritten Offering.

(e)
Piggyback Registration and Piggyback Underwritten Offering.
(i)
If the Company shall, at any time, propose to file a registration statement under the Securities Act with respect to an offering of Class A Shares (other than a registration statement (x) on Form S‑4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto) or (y) filed in connection with any employee benefit, stock option or dividend reinvestment plan, and other than a Demand Registration, Block Trade or Other Coordinated Offering), whether or not for its own account, then the Company shall promptly notify all Initial Holders of such proposal reasonably in advance of (and in any event at least five Business Days before) the anticipated filing date (the “Piggyback Registration Notice”). The Piggyback Registration Notice shall offer Initial Holders the opportunity to include for registration in such registration statement the number of Registrable Securities as they may request in writing (a “Piggyback Registration”). The Company shall use commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Company has received written requests for inclusion therein within three Business Days after sending the Piggyback Registration Notice. Each Initial Holder shall be permitted to withdraw all or part of such Initial Holder’s Registrable Securities from a Piggyback Registration by giving written notice to the Company of its request to withdraw; provided, that (A) such request must be made in writing and delivered prior to the effectiveness of such Registration Statement and (B) such withdrawal shall be irrevocable and, after making such withdrawal, an Initial Holder shall no longer have any right to include Registrable Securities in the Piggyback Registration as to which such withdrawal was made. Any withdrawing Initial Holder shall continue to have the right to include any Registrable Securities in any subsequent Registration Statement as may be filed by the Company with respect to offerings of Class A Shares, all upon the terms and conditions set forth herein.
(ii)
If the Company shall, at any time, propose to conduct an Underwritten Offering (including a Requested Underwritten Offering), whether or not for its own account, then the Company shall promptly notify all Initial Holders of such proposal reasonably in advance of (and in any event at least five Business Days before) the commencement of such Underwritten Offering, which notice shall set forth the principal terms and conditions of the issuance, including the proposed offering price or range of offering prices (if known), the anticipated filing date of the related Registration Statement (if applicable) and the number of Class A Shares that are proposed to be registered (the “Underwritten Offering Piggyback Notice”). Receipt of any Underwritten Offering Piggyback Notice required to be provided in this Section 2(e)(ii) to Initial Holders shall be kept confidential by the Initial Holder and such Initial Holder shall not disclose or use the information contained in such Offering Piggyback Notice without the prior written consent of the Company or until such time as the information contained therein is or becomes available to the public generally other than as a result of disclosure by the Initial Holder in breach of the terms of this Agreement. The Underwritten Offering Piggyback Notice shall offer Holders the opportunity to include in such Underwritten Offering (and any related registration of Company Securities, if applicable) the number of Registrable Securities as they may request in writing (an “Underwritten Piggyback Offering”); provided that in the event that the Company proposes to effectuate the subject Underwritten Offering pursuant to an effective Shelf Registration Statement other than an Automatic Shelf Registration Statement, only Registrable Securities of Initial Holders that are subject to an effective Shelf Registration Statement may be included in such Underwritten Piggyback Offering, unless the Company is then able to file an Automatic Shelf Registration Statement and, in the reasonable judgment of the managing underwriter or managing underwriters, the filing of the Automatic Shelf Registration Statement including Registrable Securities of Initial Holders that are not otherwise included in an effective Shelf Registration Statement would not have any material adverse effect on the price, timing or distribution of the Class A Shares in such Underwritten Piggyback Offering. The Company shall use commercially reasonable efforts to include in each such Underwritten Piggyback Offering such Registrable Securities for which the Company has received written requests for inclusion therein within three Business Days after sending the Underwritten Offering Piggyback Notice. Each Initial Holder shall be permitted to withdraw all or part of such Initial Holder’s

Registrable Securities from an Underwritten Piggyback Offering at any time prior to the effectiveness of the applicable Registration Statement, and such Initial Holder shall continue to have the right to include any Registrable Securities in any subsequent Underwritten Offerings, all upon the terms and conditions set forth herein.
(iii)
If the managing underwriter or managing underwriters of an Underwritten Offering advise the Company and the Holders that, in their reasonable opinion, the inclusion of all of the Holders’ Registrable Securities requested for inclusion in the subject Underwritten Offering (and any related registration, if applicable) (and any other Class A Shares proposed to be included in such Underwritten Offering) exceeds the number of Class A Shares that can be included without being likely to have a significant adverse effect on the price, timing or distribution of the Company Securities offered or the market for the Company Securities offered (such maximum number of such securities, as applicable, the “Maximum Number of Securities”), the Company shall include in such Underwritten Offering (and any related registration, if applicable) only that number of Class A Shares proposed to be included in such Underwritten Offering (and any related registration, if applicable) that, in the reasonable opinion of the managing underwriter or managing underwriters, will not have such significant adverse effect, with such number of Class A Shares to be allocated as follows: (A) in the case of a Requested Underwritten Offering or Block Trade, (1) first, pro‑rata among the Initial Holders (including the Initiating Holder) that have requested to include Registrable Securities in such Underwritten Offering based on the relative number of Registrable Securities then held by each such Initial Holder, (2) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (1), to the Company, and (3) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (1) and (2), to any other holders of Class A Shares entitled to participate in such Underwritten Offering, if applicable, based on the relative number of Class A Shares then held by each such holder; and (B) in the case of any other Underwritten Offerings, (1) first, to the Company, (2) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (1), pro‑rata among the Initial Holders that have requested to include Registrable Securities in such Underwritten Offering based on the relative number of Registrable Securities then held by each such Initial Holder, and (3) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (1) and (2), to any other holders of Class A Shares entitled to participate in such Underwritten Offering, if applicable, based on the relative number of Class A Shares then held by each such holder. If any Holder disapproves of the terms of any such Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s) delivered on or prior to the time of the commencement of such Underwritten Offering. Any Registrable Securities withdrawn from such Underwritten Offering shall be excluded and withdrawn from the registration, and such Holder shall continue to have the right to include any Registrable Securities in any subsequent Underwritten Offerings, all upon the terms and conditions set forth herein.
(iv)
The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(e) at any time in its sole discretion whether or not any Holder has elected to include Registrable Securities in such Registration Statement. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 5.
3.
General Procedures. The procedures to be followed by the Company and each Holder electing to sell Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of the Company and such Holders, with respect to the preparation, filing and effectiveness of such Registration Statement and the effectuation of any Requested Secondary Offering or other sale by a broker, placement agent or sales agent pursuant to a Registration Statement, as applicable, are as follows:
(a)
In connection with a Demand Registration or a Shelf Registration, the Company will, at least two Business Days prior to the anticipated filing of the Registration Statement and any related

Prospectus or any amendment or supplement thereto (other than, after effectiveness of the Registration Statement, any filing made under the Exchange Act that is incorporated by reference into the Registration Statement) (for purposes of this subsection, supplements and amendments shall not be deemed to include any filing that the Company is required to make pursuant to the Exchange Act or any amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto), (i) furnish to such Holders and representatives of such Holders copies of all such documents prior to filing and (ii) provide each Holder and its representatives the opportunity to object to any information pertaining to such Holder and its plan of distribution that is contained therein, and, in either such case, the Company shall use commercially reasonable efforts to make any changes reasonably requested by the Holders prior to the filing of the Registration Statement.
(b)
In connection with a Piggyback Registration, Underwritten Piggyback Offering, Requested Secondary Offering or other sale by a broker, placement agent or sales agent pursuant to a Registration Statement, as applicable, the Company will, at least three Business Days prior to the anticipated filing of any initial Registration Statement that identifies the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto), as applicable, furnish to such Holders copies of any such Registration Statement or related Prospectus or amendment or supplement thereto that identify the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto). The Company will consider in good faith such comments as such Holders reasonably shall propose within two Business Days following such Holders’ receipt of such notice from the Company.
(c)
The Company will use commercially reasonable efforts to, as promptly as reasonably practicable, (i) prepare and file with the Commission such amendments, including post‑effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement and, as so supplemented or amended, to be filed pursuant to Rule 424; (iii) respond to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably practicable, provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to such Holders as selling shareholders but not any comments that would result in the disclosure to such Holders of material and non‑public information concerning the Company; and (iv) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution. Each Holder agrees that such Holder shall treat as confidential the receipt of any correspondence pursuant to clause (iii) above, and shall not disclose or use the information contained in such notice without the prior written consent of the Company or until such time as the information contained therein is or becomes available to the public generally other than as a result of disclosure by the Holder in breach of the terms of this Agreement.
(d)
The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statement and the disposition of all Registrable Securities covered by a Registration Statement.

(e)
The Company will notify such Holders who are included in a Registration Statement as promptly as reasonably practicable: (i) (A) when a Prospectus or any prospectus supplement or post‑effective amendment to a Registration Statement in which such Holder is included has been filed; (B) when the Commission notifies the Company whether there will be a “review” of the applicable Registration Statement and when the Commission comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each of such Holders that pertain to such Holders as selling shareholders); and (C) with respect to each applicable Registration Statement or any post‑effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence (but not the details) of any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of such Registration Statement, or include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of the Prospectus; provided that no notice by the Company shall be required pursuant to this clause (v) in the event that the Company either promptly files a prospectus supplement to update the Prospectus or a Form 8‑K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of such Registration Statement, or including any untrue statement of a material fact or omitting to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of the Prospectus. Each Holder agrees that such Holder shall treat as confidential the receipt of any notice in accordance with this Section 3(e), and shall not disclose or use the information contained in such notice without the prior written consent of the Company or until such time as the information contained therein is or becomes available to the public generally other than as a result of disclosure by the Holder in breach of the terms of this Agreement.
(f)
The Company will use commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable, or if any such order or suspension is made effective during any Blackout Period or Suspension Period, as promptly as reasonably practicable after such Blackout Period or Suspension Period ends.
(g)
During the Shelf Period or the Effectiveness Period, as applicable, the Company will furnish to each such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those incorporated by reference) as promptly as reasonably practical after the filing of such documents with the Commission; provided that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(h)
The Company will as promptly as reasonably practical deliver to each Holder, without charge, as many copies of each Prospectus (including each form of prospectus) authorized by the Company for use and each amendment or supplement thereto as such Holder may reasonably request during the Shelf Period or the Effectiveness Period, as applicable.
(i)
Upon the occurrence of any event contemplated by Section 3(e)(v), as promptly as reasonably practicable, the Company will prepare a supplement or amendment, including a post‑effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor will any Prospectus include any untrue statement of a material fact or omit to state any material face necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(j)
With respect to Underwritten Offerings, subject to the right of a Holder to withdraw such Holder’s Registrable Securities from an Underwritten Offering in accordance with the terms of this Agreement, (i) the right of any Holder to include such Holder’s Registrable Securities in an Underwritten Offering shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (ii) each Holder participating in such Underwritten Offering severally agrees to enter into and execute an underwriting agreement in customary form and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangement approved by the Persons entitled to select the managing underwriter hereunder and (iii) each Holder participating in such Underwritten Offering severally agrees to complete and execute all questionnaires, powers of attorney, indemnities, lock‑up agreements and other documents customarily and reasonably required under the terms of such underwriting arrangement. Any such underwriting agreement to be entered into among the Company, the managing underwriter of such offering and each Holder participating in such Underwritten Offering shall contain representations and warranties by such Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions on the part of selling shareholders. No Holder shall be required in any such underwriting agreement to make any representations or warranties to, or agreements with, the underwriter(s) other than representations, warranties or agreements regarding such Holder, such Holder’s Registrable Securities, such Holder’s intended method of distribution and any other representations required by applicable law. The Company hereby agrees with each Holder that, in connection with any Requested Secondary Offering, in accordance with the terms hereof, it will negotiate in good faith and execute all customary indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangement, including using commercially reasonable efforts to procure customary legal opinions (including negative assurance letters) and auditor “comfort” letters.
(k)
For a reasonable period of time prior to the filing of any Registration Statement and throughout the Shelf Period and Effectiveness Period, the Company will make available, upon reasonable notice at the Company’s principal place of business or such other reasonable place as determined by the Company in its discretion, for inspection during normal business hours by a representative of the selling Holders, the managing underwriter and any attorneys or accountants retained by such selling Holders or managing underwriter, all such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney‑client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless disclosure of such information is required by court or administrative order or, based on the advice of counsel to such Person, applicable law, in which case, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure.
(l)
In connection with any Requested Secondary Offering or other sale by a broker, placement agent or sales agent pursuant to a Registration Statement, the Company will use commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in presentations, meetings and road shows, as applicable.
(m)
Each Holder agrees to furnish to the Company any other information regarding such Holder and the distribution of such securities as the Company reasonably determines is required to be included in any Registration Statement or any Prospectus or prospectus supplement relating to a Requested Secondary Offering or other sale by a broker, placement agent or sales agent pursuant to a Registration Statement.
(n)
Notwithstanding any other provision of this Agreement, the Company shall not be required to file a Registration Statement (or any amendment thereto) or effect a Requested Secondary Offering (or, if the Company has filed a Shelf Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement) for a period of up to 60 consecutive days if (i) the Company determines that a postponement is in the best interest of the Company and its shareholders generally due to the occurrence or existence of any pending corporate development involving the Company or any of its subsidiaries (including a pending securities offering by the Company), public filings with the Commission or any other material event that, in the reasonable judgment of the Company, makes such suspension appropriate or necessary, (ii) the Company determines such registration would render the Company unable to comply with applicable securities laws or (iii) the Company determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Blackout Period”); provided that, subject to Section 8(b), in no event shall any Blackout Period together with any Suspension Period exceed an aggregate of 120 days in any consecutive 12‑month period. Each Holder agrees that the receipt of any notice pursuant to this Section 3(n) does not constitute material non‑public information, but nevertheless shall be kept confidential and not be disclosed without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally other than as a result of disclosure by the Holder in breach of the terms of this Agreement.
(o)
In connection with any Underwritten Offering made pursuant to a Registration Statement filed pursuant to Section 2, if requested by the managing underwriter in an Underwritten Offering, each Holder that (i) is participating in such Underwritten Offering or (ii) is a director or “executive officer” (as defined under Section 16 of the Exchange Act) of the Company, in each case, shall execute a customary “lock‑up” agreement with the underwriters of such Underwritten Offering containing a lock‑up period equal to the shorter of (x) the shortest number of days that a director of the Company or executive officer of the Company contractually agrees with the underwriters of such Underwritten Offering not to sell any Company Securities following such Underwritten Offering and (y) 90 days from the date of the execution of the underwriting agreement with respect to such Underwritten Offering. Notwithstanding the foregoing, any discretionary waiver or termination of any lock‑up provision by the Company or the underwriters with respect to any of the Holders or any director or executive officer of the Company shall apply to the other Holders as well, pro rata based upon the number of shares subject to such obligations.
(p)
Notwithstanding anything to the contrary in this Agreement, any Holder may make a written election (an “Opt‑Out Election”) to no longer receive from the Company any Demand Notice, Piggyback Registration Notice or Underwritten Offering Piggyback Notice (each, a “Covered Notice”), and, following receipt of such Opt‑Out Election, the Company shall not be required to, and shall not, deliver any such Covered Notice to such Holder from the date of receipt of such Opt‑Out Election and such Holder shall have no right to participate in any Registration Statement or Underwritten Offering as to which such Covered Notices pertain. An Opt‑Out Election shall remain in effect until it has been revoked in writing and received by the Company. A Holder who previously has given the Company an Opt‑Out Election may revoke such election at any time in writing, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt‑Out Elections.
4.
No Inconsistent Agreements; Additional Rights. The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that conflicts with or is inconsistent in any material respect with the rights granted to the Holders by this Agreement.
5.
Registration Expenses. All Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Shelf Registration, Demand Registration, Requested Secondary Offering, Piggyback Registration, Underwritten Piggyback Offering or other sale by a broker, placement agent or sales agent pursuant to a Registration Statement (in each case, excluding any Selling Expenses) shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to a Registration Statement or whether or not a Registration Statement is filed or becomes effective. “Registration Expenses” means all documented expenses incurred in connection with registrations, filings or qualifications pursuant to Section 2 and Section 3, including (i) registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the Trading Market, (B) in compliance with applicable state securities or “Blue Sky” laws and (C) with respect to filings with FINRA), (ii) printing expenses (including expenses of printing certificates for Company Securities and of printing Prospectuses if the printing of Prospectuses is reasonably requested by a Holder of Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) reasonable fees and disbursements of counsel, auditors and accountants for the Company, (v) reasonable fees and disbursements of one counsel to the Holders reasonably acceptable to the Company and selected by the Holders (other than the Five Point Members) of a majority of the Registrable Securities to be included in such Offering, not to exceed $100,000 for each such Offering, (vi) Securities Act liability insurance, if the Company so desires such insurance, (vii) reasonable fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (viii) all expenses in connection with an Underwritten Offering relating to marketing the sale of the Registrable Securities, including expenses related to conducting a “road show.” In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Trading Market.
6.
Indemnification.
(a)
The Company shall indemnify and hold harmless each Holder, its Affiliates and each of their respective members, partners, officers, directors and employees and any representative or agent thereof (collectively, “Holder Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable and documented costs of preparation and reasonable and documented attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Holder Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act, the Exchange Act or otherwise (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, in any preliminary prospectus (if the Company authorized the use of such preliminary prospectus prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, in the case of the Registration Statement, or arising out of, based upon or resulting from the omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of any preliminary prospectus (if the Company authorized the use of such preliminary prospectus prior to the Effective Date), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current); provided that the Company shall not be liable to any Holder Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder Indemnified Person, in its capacity as such, or any underwriter specifically for use in the preparation thereof. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. This indemnity shall be in addition to any liability the Company may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder Indemnified Person or any Indemnified Party and shall survive the transfer of such securities by such Holder. Notwithstanding anything to the contrary herein, this Section 6 shall survive any termination or expiration of this Agreement indefinitely.
(b)
In connection with any Registration Statement in which a Holder participates, such Holder, solely in its capacity as such, shall, severally and not jointly, indemnify and hold harmless the Company, its Affiliates and each of their respective members, partners, officers, directors and employees and any representative or agent thereof, to the fullest extent permitted by applicable law, from and against any and all Losses as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, in any preliminary prospectus (if used prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, in the case of the Registration Statement, or arising out of, based upon or resulting from the omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of any preliminary prospectus (if the Company authorized the use of such preliminary prospectus prior to the Effective Date), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), but only, in each case, to the extent that the same are made in reliance and in conformity with information relating to the Holder furnished in writing to the Company by such Holder, solely in its capacity as such, expressly for use therein; provided that this Section 6(b) shall not apply to any information furnished in writing by such Holder to the Company that corrected or made not misleading information previously furnished to the Company, if such information was furnished prior to the filing of any such Registration Statement, preliminary prospectus, summary or final prospectus, or free writing prospectus, or in any amendment or supplement thereto, and the Company failed to include such information therein. This indemnity shall be in addition to any liability such Holder may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Indemnified Party. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder from the sale of the Registrable Securities giving rise to such indemnification obligation.
(c)
Any Person entitled to indemnification hereunder (each, an “Indemnified Party”) shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and indemnifying party may exist with respect to such claim or there may be reasonable defenses available to the Indemnified Party that are different from, or additional to, those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the Indemnified Party without its consent (but such consent may not be unreasonably withheld, delayed or conditioned). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless, in the reasonable judgment of any Indemnified Party, there may be one or more legal or equitable defenses available to such Indemnified Party that are in addition to, or may conflict with, those available to another Indemnified Party with respect to such claim. Failure to give prompt written notice as provided in clause (i) above shall not release the indemnifying party from its obligations hereunder. No indemnifying party shall, except with the prior written consent of the Indemnified Party, enter into any settlement in respect of any pending proceeding that (i) does not include an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding or (ii) involves the imposition of equitable remedies or any nonfinancial obligations on such Indemnified Party.
(d)
If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Losses referred to herein, the indemnifying party, in lieu of indemnifying such Indemnified Party thereunder, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the Indemnified Party, on the other hand, in connection with the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or alleged statement or omission or alleged omission; provided that in no event shall any contribution by a Holder hereunder exceed the net proceeds received by such Holder from the sale of the Registrable Securities giving rise to such contribution obligation.
7.
Facilitation of Sales Pursuant to Rule 144. To the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) and shall take such customary further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any Holder (i) the Company shall use its commercially reasonable efforts to remove restrictive legends on any Shares for which a registration statement covering the resale of such Shares is effective under the Securities Act and the applicable Holder delivers to the Company or its representatives a representation and/or “will comply” letter, as applicable, in form and substance reasonably acceptable to the Company and certifying that, among other things, such Holder will only transfer such Shares pursuant to such effective registration statement (to the extent a proposed sale of such Shares is pursuant to such registration statement and not Rule 144 or another applicable exemption from registration under the Securities Act) and will, upon the Company’s request following any lapse of effectiveness of such registration statement, cooperate with the Company to have any then-applicable restrictive legends reincluded on such Shares, and (ii) in connection with such Holder’s sale pursuant to Rule 144, the Company shall promptly deliver to such Holder a written statement as to whether the Company has complied with such requirements. In connection with clauses (i) and (ii) above or any other sales by a Holder in accordance with this Agreement or pursuant to Rule 144 or another applicable exemption from registration under the Securities Act, the Company will reasonably cooperate with and assist any Holder to facilitate the transfer of such Holder’s Shares to a DTC participant brokerage account as reasonably requested by such Holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of such shares without restrictive legends), provided that the Holder shall (i) deliver such documents reasonably requested by the Company or the Company’s transfer agent in connection with such request and (ii) agree not to sell such Registrable Securities unless an effective registration statement is on file with the Commission or it may do so pursuant to Rule 144 or another applicable exemption from registration for such sale under the Securities Act or the rules promulgated thereunder. The Company shall bear all direct out-of-pocket costs and expenses incurred by the Company in connection with providing such cooperation, and such Holder shall bear all direct out-of-pocket costs and expenses incurred by such Holder in connection with any such sales.
8.
Miscellaneous.
(a)
Remedies. In the event of actual or potential breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by applicable law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement without the need to prove actual damages or the requirement to post any bond or other security. The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.
(b)
Discontinued Disposition. Each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clause (i) (with respect to the filing of a post-effective amendment that is not automatically effective) through clause (v) of Section 3(e) (provided that the Company shall not disclose any material non‑public information that is the basis for such notice to the Holder without the consent of the Holder), such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement as contemplated by Section 3(j) or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement (a “Suspension Period”). The Company may provide appropriate stop orders to enforce the provisions of this Section 8(b). For the avoidance of doubt, any discontinuation of such Holder’s disposition of Registrable Securities during a Suspension Period pursuant to this Section 8(b) shall not constitute a breach of any of the Company’s obligations or any other provision herein.
(c)
Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Holders that hold a majority of the Registrable

Securities as of the date of such waiver or amendment; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof shall also require the written consent of each Investor Holder so long as such Investor Holder and its Affiliates hold, in the aggregate, at least 3% of the outstanding Common Shares; provided further, that any waiver or amendment that would have a disproportionate adverse effect on a Holder relative to the other Holders shall require the consent of such Holder. The Company shall provide prior notice to all Holders of any proposed waiver or amendment. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.
(d)
Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via electronic mail as specified in this Section 8(d) prior to 5:00 p.m. Central Time on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via electronic mail as specified in this Agreement later than 5:00 p.m. Central Time on any date and earlier than 11:59 p.m. Central Time on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company: WaterBridge Infrastructure LLC
5555 San Felipe Street, Suite 1200
Houston, Texas 77056

Attention: Harrison Bolling
Email: harrison.bolling@h2obridge.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Email: ryan.maierson@lw.com; thomas.brandt@lw.com

Attention: Ryan Maierson; Thomas Brandt

If to any Person who is then the registered Holder:

To the address of such Holder as indicated on the signature page of this Agreement or, if different, as it appears in the applicable register for the Registrable Securities or as may be designated in writing by such Holder in accordance with this Section 8(d).

(e)
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the Parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. The Company may not assign its rights or obligations hereunder. Except as provided in this Section 8(e), this Agreement, and any rights or obligations hereunder, may not be assigned by a Holder without the prior written consent of the Company. Notwithstanding anything in the foregoing to the contrary, the rights of a Holder pursuant to this Agreement with respect to all or any portion of its Registrable Securities may be assigned without such consent (but only with all related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable

Securities) by such Holder to a transferee of such Registrable Securities; provided, that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned; (ii) either (A) the transferee of such Registrable Securities is an Affiliate of the transferring Holder; or (B) if the transferring Holder is an Investor Holder, the amount of Registrable Securities with respect to which such registration rights are being assigned represent at least 5% of the total outstanding Common Shares outstanding as of the consummation of such transfer; and (iii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Agreement by executing a Joinder in the form attached hereto as Exhibit A (a “Joinder”). Notwithstanding the foregoing, (i) no Initial Holder other than the Investor Holders may assign their rights under Section 2(c), Section 2(d) or Section 2(e) to any other Person and (ii) any assignment of rights by an Investor Holder in accordance with the foregoing shall result in such assignee being deemed to be an Investor Holder and Initial Holder under this Agreement and entitled to the rights set forth herein, including Section 2(c), Section 2(d) or Section 2(e). For the avoidance of doubt, the provisions of this Agreement shall apply to the fullest extent set forth herein with respect to any and all Shares of the Company or any successor of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, stock dividends, stock splits, recapitalizations and the like occurring after the date of this Agreement.
(f)
Other Registration Rights. The Company represents and warrants that no person or entity, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person or entity. The Company hereby agrees and covenants that it will not grant rights to register any Common Shares (or securities convertible into or exchangeable for Common Shares) pursuant to the Securities Act that are more favorable, pari passu or senior to those granted to the Holders hereunder without (a) the prior written consent of each of the Investor Holders, for so long as such Investor Holder and its Affiliates hold, in the aggregate, at least 3% of the outstanding Common Shares; or (b) granting economically and legally equivalent rights to the Holders hereunder such that the Holders shall receive the benefit of such more favorable or senior terms and/or conditions. Further, the parties hereto agree that (x) this Agreement supersedes any other registration rights agreement or other agreement or arrangement with similar terms and conditions that may exist between such party and the Company or any of its Affiliates (each, an “Other Arrangement”), each of which shall be null and void as of the date hereof, (y) to the extent any Holder is a party to any such Other Arrangement with the Company or any of its Affiliates, such Holder hereby agrees that such Other Arrangement is superseded and replaced in its entirety by this Agreement, and such Other Arrangement is null and void as of the date hereof (or as of the date such Holder became party to this Agreement, as applicable), and (z) in the event of a conflict between any such Other Arrangement and this Agreement, the terms of this Agreement shall prevail.
(g)
No Third-Party Beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the Parties or their respective successors and permitted assigns and any Indemnified Party, any legal or equitable right, remedy, claim or benefit under or in respect of this Agreement.
(h)
Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

(i)
Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE). With respect to any Proceeding arising out of or relating to this Agreement, each of the Parties hereby irrevocably (a) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery lacks jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, in each case, subject to that court having personal jurisdiction over the indispensable parties named defendants therein) and the appellate courts therefrom (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided that a Party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to their respective addresses referred to in Section 8(d) hereof; provided that nothing herein shall affect the right of any Party hereto to serve process in any other manner permitted by law; and (c) TO THE FULLEST EXTENT PERMITTED BY LAW, WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(j)
Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
(k)
Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
(l)
Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.
(m)
Termination. Except for Section 6, this Agreement shall terminate as to any Holder when all Registrable Securities held by such Holder no longer constitute Registrable Securities.
(n)
Electronic Signatures. The use of electronic signatures affixed in the name and on behalf of the Parties hereto is expressly permitted by this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

WATERBRIDGE INFRASTRUCTURE LLC

By: /s/ Scott L. McNeely
Name: Scott L. McNeely
Title: Executive Vice President, Chief Financial

Officer

HOLDERS:

WBR HOLDINGS LLC

By: /s/ Scott L. McNeely
Name: Scott L. McNeely
Title: Executive Vice President, Chief Financial

Officer

Address for notice:
5555 San Felipe Street, Suite 1200
Houston, Texas 77056

NDB HOLDINGS LLC

By: /s/ Scott L. McNeely
Name: Scott L. McNeely
Title: Executive Vice President, Chief Financial

Officer

Address for notice:
5555 San Felipe Street, Suite 1200
Houston, Texas 77056

DESERT ENVIRONMENTAL HOLDINGS LLC

By: /s/ Jason Williams

Name: Jason Williams
Title: Chief Financial Officer

Address for notice:
5555 San Felipe Street, Suite 1200
Houston, Texas 77056

Signature Page to Registration Rights Agreement

DEVON WB HOLDCO L.L.C.

By: /s/ Jeffrey L. Ritenour

Name: Jeffrey L. Ritenour
Title: Executive Vice President

Address for notice:
Devon Energy Corporation
333 West Sheridan Avenue
Oklahoma City, Oklahoma 73102-5015
Email: jeff.ritenour@dvn.com; joe.pullampally@dvn.com; edward.highberger@dvn.com
Attn: Jeff Ritenour; Joe Pullampally; Edward Highberger

ELDA RIVER INFRASTRUCTURE WB LLC

By: /s/ Adam Daley

Name: Adam Daley
Title: Managing Partner

Address for notice:
Elda River Capital Management, LLC
1111 Bagby Street
Suite 2000
Houston, Texas 77002
Email: notices@eldariver.com
Attn: General Counsel

ASHBURTON INVESTMENT PTE. LTD.

By: /s/ Helen Newell

Name: Helen Newell
Title: Authorized Signatory

Address for notice:
Ashburton Investment Private Limited
280 Park Avenue

New York, New York 11017

Signature Page to Registration Rights Agreement

EXHIBIT A

FORM OF JOINDER AGREEMENT

[DATE]

The undersigned hereby absolutely, unconditionally and irrevocably agrees to be bound by the terms and provisions of that certain Registration Rights Agreement, dated as of [  ], 2025, by and among WaterBridge Infrastructure LLC, a Delaware limited liability company, WBR Holdings LLC, a Delaware limited liability company, NDB Holdings LLC, a Delaware limited liability company, Desert Environmental Holdings LLC, a Delaware limited liability company, Devon WB Holdco L.L.C., a Delaware limited liability company, Elda River Infrastructure WB LLC, a Delaware limited liability company, and Ashburton Investment Pte. Ltd., a Singapore private limited company, and the other Holders (as defined therein) party thereto from time to time (the “Registration Rights Agreement”), and to join in the Registration Rights Agreement as a Holder with the same force and effect as if the undersigned were originally a party thereto.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date first written above.

[  ]

By:

Name:
Title:

Address for notice:
[  ]
[  ]